Exhibit B



                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         Dated: May 9, 2005


                                        POTOMAC CAPITAL MANAGEMENT LLC

                                        By: /s/      Paul J. Solit
                                            -------------------------------
                                            Paul J. Solit, Managing Member

                                        POTOMAC CAPITAL MANAGEMENT INC.

                                        By: /s/     Paul J. Solit
                                            -------------------------------
                                            Paul J. Solit, President


                                        PAUL J. SOLIT

                                        By: /s/ Paul J. Solit
                                            -------------------------------
                                            Paul J. Solit